UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 30, 2009

ACCOUNTABILITIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-30734	11-3255619
(Commission File Number)	(IRS Employer Identification No.)

195 Route 9 South, Suite 109, Manalapan, New Jersey	07726
(Address of Principal Executive Offices)	(Zip Code)

(732) 333-3622
Registrant’s telephone number, including area code

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on March 30, 2009, Jeffrey J. Raymond assumed the role of senior vice president for strategic planning and ceased serving as the Chief Executive Officer of Accountabilities, Inc. (the “Company”). In such role, Mr. Raymond will receive a salary of $190,000 per annum, subject to the ability to earn commissions based on the performance of the Company.

In addition, Allan Hartley was removed as President of the Company effective March 30, 2009 and his employment agreement with the Company was terminated. Mr. Hartley provided notice of his decision to resign from the Board of Directors.

On March 30, 2009, Jay H. Schecter, a member of the Board of Directors the Company, was appointed as Chief Executive Officer of the Company. In addition, on such date, John P. Messina, Sr., a member of the Board of Directors of the Company, was appointed as President of the Company. Messrs. Schecter and Messina will each receive annual compensation of $1.00 for their service to the Company as executives and each will continue to receive standard compensation for their service as members of the Board of Directors of the Company. Both of Messrs. Schecter and Messina will continue to be employed by Tri-State Employment Services, Inc. (“Tri-State”) and will continue to provide services to Tri-State during their service as executives of the Company. Mr. Schecter has served as a Director of the Company since December 2006 and as an officer with Tri-State since 1999, overseeing the areas of corporate strategic planning, credit and finance and legal. Mr. Messina has served as a Director of the Company since April 2007 and as an officer of Tri-State since 1997.

The Company leases the majority of its workers from Tri-State. The Company leases employees in order to mitigate certain insurance risks and obtain greater employee benefits at more advantageous rates via Tri-State’s much larger scale. Employees are leased from Tri-State based upon agreed upon rates which are dependent upon the individual employee’s compensation structure, as agreed to between the Company and the employee, with the total rate paid to Tri-State being inclusive of the employee’s compensation as well as all related payroll taxes and fees to Tri-State. The total amount paid in connection with all services provided to the Company by Tri-State (inclusive of the compensation, taxes referred to in the prior sentence and works compensation benefits) during the three months ended December 31, 2008 and 2007 were $15,505,000 and $15,933,000, respectively, and for the fiscal years ended September 30, 2008 and 2007 was $59,268,000 and $50,979,000, respectively.

Further, in order to finance portions of the purchase price of an acquisition, the Company entered into a borrowing arrangement with Tri-State in 2007 pursuant to which up to $950,000 was eligible to be borrowed without interest. As consideration for the loan, Tri-State was granted 600,000 shares of restricted common stock. The Company borrowed and subsequently repaid $450,000 in March 2007, and borrowed the balance of $500,000 in June 2007 which was payable in equal monthly installments of $10,000. In March 2008, the Company issued 1,000,000 shares of restricted common stock to Tri-State in exchange for consideration of $200,000, which consisted of the cancellation of the remaining outstanding balance of the loan of $120,000, the cancellation of $26,000 of outstanding invoices payable and $54,000 in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accountabilities, Inc.

Dated: April 3, 2009	By:	/s/ Jay H. Schecter
		Name:	Jay H. Schecter
		Title:	Chief Executive Officer